Corporate Advisory Services Agreement

Corporate Advisory Services Agreement (this “Agreement”), made as of November 16, 2015

,between SocialPlay USA, Inc. ( The corporation) having its principal place of business located at 2532 Open Range Dr. Fort Worth, Tx. 76177 and Ten West Holding Inc. a private consultant, whose principal place of business is located at 1900 Purdy Ave. #1705 Miami Beach Fl 33139

Whereas, the Corporation wishes to assure itself of the services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide his services to the Corporation for said period under the terms and conditions hereinafter provided:

Now, therefore, in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.             Engagement. The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation. The term of this Agreement shall be for three (3) months commencing on the date hereof. The period during which Consultant shall serve in such capacity (including the initial term and any renewals thereof) shall be deemed the “Engagement Period” and shall hereinafter be referred to as such.

2.	Services.

2.1              The Consultant shall render to the Corporation the services described below, with respect to which the Consultant shall apply his best efforts and devote such time as shall be reasonably necessary to perform his duties hereunder and advance the interests of the Corporation. The Consultant shall report directly to the Chief Executive Officer of the Corporation and to such persons as the Chief Executive Officer shall direct.

2.2              The services to be rendered by the Consultant to the Corporation shall consist of [(a) developing an in-depth familiarization with the Corporation’s business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof; (b) advising the Corporation with respect to its corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc.; (c) identifying prospective suitable acquisitions for the Corporation, performing appropriate diligence investigations with respect thereto, advising the Corporation with respect to the desirability of pursuing such prospects, and assisting the Corporation in any negotiations which may ensue therefrom; and (d) introducing the Corporation to some of its contacts which may have an interest in investing in the Corporation or any of its potential projects.]

2.3              The services to be rendered by the Consultant to the Corporation shall under no circumstances include (a) any activities which could be deemed by the Securities and Exchange Commission (“SEC”) to constitute investment banking or any other activities requiring the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934; (b) any activities which could be deemed by the SEC to be in connection with the offer or sale of securities; or (c) any activities which directly or indirectly promote or maintain a market for the Corporation’s

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securities.

3.	Compensation.

3.1              For the services and duties to be rendered and performed by the Consultant during the Engagement Period and in consideration of the Consultant’s having entered into this Agreement, the Corporation shall issue to the Consultant on the first day of the Engagement Period fifty thousand (50,000) shares of restricted common stock of the Corporation (the “Shares”), and a fee of $10,000 per month payable on the 16th of each month.

3.2              The Consultant acknowledges his understanding that the issuance of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). In furtherance thereof, the Consultant hereby represents and warrants to the Corporation that he is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3). The Consultant is acquiring the Shares for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Shares or any portion thereof. The Consultant has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Corporation. The Consultant has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares. The Consultant has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Shares, the Corporation and all other information to the extent the Corporation possesses such information or can acquire it without unreasonable effort or expense.

3.3              The Consultant understands that any Shares he receives will not be registered under the Securities Act or the securities laws of any state thereof, nor is such registration contemplated. The Consultant understands and agrees further that the Shares must be held and may not be transferred until and unless the Shares are registered under the Securities Act and the securities laws of any other jurisdiction or an exemption from registration under the Securities Act and any applicable laws is available. The Consultant understands that legends stating that the Shares have not been registered under the Securities Act and the securities laws of any other jurisdiction and setting out or referring to the restrictions on the transferability and resale of the Shares will be placed on all documents evidencing the Shares.

4.             Trade Secrets. Consultant agrees that any trade secrets, material non-public information or any other like information of value relating to the business of the Corporation or any of its affiliates, including but not limited to, information relating to pricing, potential transactions, processes, systems, methods, formulae, patents, patent application, research activities and plans, contracts, names of potential sellers and brokers, which she has acquired during her engagement by the Corporation or any of its affiliates or which she may hereafter acquire during the Engagement Period as the result of any disclosures to him, or in any other way, shall be regarded as held by the Consultant in a fiduciary capacity solely for the benefit of the Corporation,

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its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant to anyone, or be otherwise used by her except in the course of business of the Corporation or its affiliates. The covenants set forth herein shall survive the expiration of the Engagement Period and termination of this Agreement and shall remain in full force and effect regardless of the cause of such termination.

5.	General Provisions.

5.1                    Consultant is and shall at all times be an independent contractor with respect to the services that it is rendering to Corporation pursuant to this Agreement and Consultant shall at no times be an affiliate, employee, agent, partner or representative of Corporation and Consultant shall not take any action nor in any way hold itself out as such. At no time shall Consultant have any authority or power to bind the Corporation or to act on behalf of the Corporation in any manner, including without limitation, making any direct or indirect representation or covenant by the Corporation to any third party.

5.2                    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of [florida], without reference to the choice of law principles thereof.

5.3                    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is unenforceable or invalid under such law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such provision and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

5.4                    This Agreement shall not be assigned or delegated, by operation of law or otherwise, by either party hereto without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

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IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written:

The corporation: By: /s/ Chitan Mistry Name: Chitan Mistry Title: CEO Consultant By: /s/ Marc Sitzer Name: Marc Sitzer Ten West Holdings, Inc. Title: Pres.

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